                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              VERIZON FLORIDA INC.
             (Exact name of registrant as specified in its charter)

         FLORIDA                                            59-0397520
 (State of Incorporation)                    (I.R.S. Employer Identification No)

        1095 Avenue of the Americas, Room 3868, New York, New York 10036
                                 (212) 395-2121
          (Address and telephone number of principal executive offices)

                                -----------------

    David S. Kauffman, Esq.                              Neil D. Olson
      Verizon Florida Inc.                            Verizon Florida Inc.
  1095 Avenue of the Americas                     1095 Avenue of the Americas
    New York, New York 10036                        New York, New York 10036
         (212) 395-2121                                  (212) 395-2121
         (Names, addresses and telephone numbers of agents for service)

                                -----------------

                     Copies to: Robert W. Mullen, Jr., Esq.
                       Milbank, Tweed, Hadley & McCloy LLP
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                                -----------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [X] 333-43507

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
Title of Each Class     Amount to be          Proposed Maximum     Proposed Maximum      Amount of
of Securities to be     Registered            Offering Price Per   Aggregate Offering    Registration Fee*
Registered                                    Unit                 Price
----------------------- --------------------- -------------------- --------------------- --------------------
Debentures              $10,000,000           100%                 $10,000,000           $920
----------------------- --------------------- -------------------- --------------------- --------------------

* Registration fee is calculated pursuant to Rule 457(a) under the Securities Act of 1933.

                                      Note:

     The contents of registration statement No. 333-43507 are incorporated by reference into this registration statement. Pursuant to General Instruction IV of the S-3 Rules, this registration statement is part of registration statement No. 333-43507.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 26th day of September, 2002.

                                          VERIZON FLORIDA INC.
                                          (Registrant)

                                          By: /s/ Edwin F. Hall
                                              -------------------------------
                                                   Edwin F. Hall
                                                   Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement is signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

                    *                       Chief Executive Officer and           September 26, 2002
                                            Director
-------------------------------
Lawrence T. Babbio, Jr.
Principal Financial Officer:

                    *                       Chief Financial Officer               September 26, 2002

------------------------------------------
Lawrence R. Whitman
Principal Accounting Officer:

                    *                       Controller                            September 26, 2002

------------------------------------------
Edwin F. Hall

                    *
                                            Director                              September 26, 2002
------------------------------------------
John P. Blanchard

                    *
                                            Director                              September 26, 2002
------------------------------------------
Kimberly Caswell

                    *
                                            Director                              September 26, 2002
------------------------------------------
John A. Ferrell



*By:  /s/ Edwin F. Hall

------------------------------------------
Edwin F. Hall
Individually and As Attorney in
Fact

                                  EXHIBIT INDEX

Exhibit
Number

5        Opinion and Consent of Kimberly Caswell, Esq.

23       Consent of Ernst & Young LLP

24       Powers of Attorney